UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 4, 2015

Capital Southwest Corporation

(Exact name of registrant as specified in its charter)

Texas	814-00061	75-1072796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            On August 4, 2015, the Board of Directors of Capital Southwest Corporation (the "Company") approved an amendment (the “Amendment”) to the Retirement Plan for employees of the Company and its Affiliates (the "Retirement Plan"), in which certain named executive officers participate.  The Amendment provides that the Retirement Plan will cease benefit accruals and modify certain ancillary benefits.  The Amendment is effective as of September 30, 2015, provided that the Company’s previously announced spin-off of CSW Industrials, Inc. occurs on September 30, 2015.  If the proposed spin-off of CSW Industrials, Inc. does not occur on September 30, 2015, the Amendment will be effective as of October 31, 2015.

The accrued benefits of the named executive officers under the Retirement Plan as of March 31, 2015 are included under the heading “Pension Benefits” in the Company’s proxy statement on Schedule 14A filed with the SEC on June 26, 2015, which information is incorporated into this Item 5.02(e) by reference.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 5.02(e) by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment Four to Retirement Plan For Employees of Capital Southwest Corporation and its Affiliates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2015
	By:	/s/ Joseph B. Armes

Name: Joseph B. Armes
Title: Chairman of the Board
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Four to Retirement Plan For Employees of Capital Southwest Corporation and its Affiliates